UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010

Network Communications, Inc.
(Exact name of registrant as specified in its charter)

Georgia	333-134701	58-1404355

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2305 Newpoint Parkway, Lawrenceville, GA 30043
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 962-7220

                                 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As a result of continued challenges in the markets that it serves, the lack of a rebound in revenue and the inability to secure a new revolving loan facility to replace the current commitment that expires in November 2010, Network Communications, Inc. (the “Company” or “NCI”) elected not to make the June 1, 2010 interest payment of approximately $9.4 million on its 10 ¾ Senior Note due 2013.  As a result of missing this payment, the Company’s senior secured lenders accelerated all amounts outstanding under the Company’s revolving and term loan credit agreements, which in turn triggered an event of default under the Senior Notes indenture and the senior subordinated credit agreement.  The Company’s total debt outstanding is approximately $296 million.  The Company is unable to pay the outstanding debt if it is called. The Company obtained an agreement from its secured lenders, as outlined below, permitting it to have continued access to and use of its cash as it works with its stakeholders to restructure its balance sheet.  The Company expects to have sufficient cash on hand to fund normal course operations as restructuring negotiations progress.

On June 1, 2010, the Company and its parent, Gallarus Media Holdings, Inc. (“Holdings”), entered into an agreement, dated June 1, 2010, by and among the Company, the lenders party thereto, Toronto Dominion (Texas) LLC, as Administrative Agent (the “Administrative Agent”) under the Company’s revolving credit agreement (the “Senior Revolving Loan Agreement) and under the Company’s senior term loan agreement (the “Senior Term Loan Agreement”) and as Collateral Agent for the lenders thereunder (in such capacity, the “Collateral Agent”), and certain other parties thereto  (the “Agreement”).  Unless otherwise stated below, all other terms of the Senior Term Loan Agreement and the Senior Revolving Loan Agreement remain unchanged and in full force and effect.   The Agreement:

1)
requires the Administrative Agent, Collateral Agent, and any lender under the Senior Term Loan Agreement or the Senior Revolving Loan Agreement to provide the Company with 72 hours written notice prior to exercising rights to setoff against, direct the disposition of, prevent or limit the Company’s access to funds in any deposit account which is owned by the Company and over which the Collateral Agent has control;

2)	reduces the commitments under the Senior Revolving Loan Agreement from $15,000,000 to $6,000,000;

3)
requires Holdings  to deliver to Administrative Agent on a weekly basis a 13-week cash flow budget.  Cash disbursements in excess of 115% of the disbursements included in the cash flow budget require approval of the Collateral Agent;

4)	stipulates that Holdings must maintain a minimum balance of $4,000,000 in aggregate in its collateral accounts during the term of the Agreement;

5)	requires the Company to pay the fees incurred by the Administrative Agent and Collateral Agent for financial advisory and legal services related to the Agreement; and

6)	expires June 20, 2010.

The above summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.29 and incorporated herein by reference.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE

On June 3, 2010, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.29    Agreement, dated June 1, 2010, by and among the Company, the lenders party thereto, Toronto Dominion (Texas) LLC, as Administrative Agent and as Collateral Agent, and certain other parties thereto.

99.1	Press release issued by Network Communications, Inc., dated June 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK COMMUNICATIONS, INC.

Date: June 7, 2010	By:	/s/ Gerard P. Parker
Gerard P. Parker
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)